UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2007

NATIONAL HEALTH PARTNERS, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Indiana	000-51731	04-3786176
(State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

120 Gibraltar Road, Suite 107
Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 682-7114

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On May 16, 2007, National Health Partners, Inc. (the “Company”) entered into a Membership Agreement (“Membership Agreement”) with American Advantage Association (“American Advantage”).  Under the terms of the Membership Agreement, American Advantage will provide the Company with access to limited insurance benefits initially underwritten by The United States Life Insurance Company in the City of New York, a member company of American International Group, Inc. (AIG), under a group master policy issued to American Advantage.  The limited insurance benefits may be sold by the Company in the form of membership benefit programs that contain both the Company’s health discount membership programs and the limited insurance benefits.  The Company intends to offer these programs to the public under the name “CARExpress Plus.”

In connection therewith, the Company issued a press release dated May 17, 2007.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.   The following exhibit is hereby furnished with this report.

99.1                           Press Release dated May 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTH PARTNERS, INC.

Dated: May 18, 2007	/s/ David M. Daniels
David M. Daniels
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 17, 2007